Important information regarding your distributions

We are providing shareholders of the John Hancock Tax-Advantaged Global Shareholder Yield Fund with information concerning the portion of the distributions made for December 31, 2020, that was from a source other than net investment company book income. No action is required on your part.

The amounts and sources of distributions reported in this notice are estimates, are not being provided for tax reporting purposes and may later be determined to be from taxable net investment income, short-term gains, long-term gains (to the extent permitted by law), and return of capital. The actual amounts and sources for tax reporting purposes will depend upon the Fund's investment experience during the remainder of the fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

Payable Date:	Ticker #	Fund Name		CUSIP
December 31, 2020	HTY	John Hancock Tax-Advantaged Global		41013P749
Shareholder Yield Fund

	For the period 11/1/2020-		For the fiscal year-to-date period
		12/31/2020	11/1/2020-10/31/2021 3
	Current		Total	% of Total
	Distribution	% of Current	Cumulative	Cumulative
Source	($)	Distribution	Distributions ($)	Distributions
Estimated Net
Investment Income (1)	0.0411	26%	0.0411	26%
Estimated Return of
Capital (1), (2)	0.1189	74%	0.1189	74%
Total (per common
share)	0.1600	100%	0.1600	100%

(1)The amounts and sources of distributions reported above are only estimates on a book basis. These estimates may, and likely will, vary over time based on the investment activities of the Fund and changes in the value of portfolio investments. The sources of distributions may later be determined to be from taxable net investment income, short-term gains, long-term gains (to the extent permitted by law), and return of capital. Investors should understand that a return of capital is not a distribution from income or gains of a Fund.

(2)On a tax basis, the estimated components of the current distribution and cumulative distribution would include an estimated return of capital of $0.1189 (74%) and $0.1189 (74%), respectively. These amounts are estimates and the actual amounts and sources for tax reporting purposes may change upon final determination of tax characteristics and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

(3)The Fund's current fiscal year began on November 1, 2020, and will end on October 31, 2021.

If you have questions or need additional information, please contact your financial professional or call the John Hancock Investment Management Closed-End Fund Information Line at 1-800-843- 0090, Monday through Friday between 8:00 a.m. and 7:00 p.m., Eastern Time.

Important information regarding your distributions

We are providing shareholders of the John Hancock Tax-Advantaged Global Shareholder Yield Fund with information concerning the portion of the distributions made for March 31, 2021, that was from a source other than net investment company book income. No action is required on your part.

The amounts and sources of distributions reported in this notice are estimates, are not being provided for tax reporting purposes and may later be determined to be from taxable net investment income, short-term gains, long-term gains (to the extent permitted by law), and return of capital. The actual amounts and sources for tax reporting purposes will depend upon the Fund's investment experience during the remainder of the fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

Payable Date:	Ticker #	Fund Name		CUSIP
March 31, 2021	HTY	John Hancock Tax-Advantaged Global		41013P749
		Shareholder Yield Fund

			For the fiscal year-to-date period
	For the period 1/1/2021-3/31/2021		11/1/2020-3/31/2021 3
	Current		Total	% of Total
	Distribution	% of Current	Cumulative	Cumulative
Source	($)	Distribution	Distributions ($)	Distributions
Estimated Net
Investment Income (1)	0.0654	41%	0.1143	36%
Estimated Return of
Capital (1), (2)	0.0946	59%	0.2057	64%
Total (per common
share)	0.1600	100%	0.3200	100%

(1)The amounts and sources of distributions reported above are only estimates on a book basis. These estimates may, and likely will, vary over time based on the investment activities of the Fund and changes in the value of portfolio investments. The sources of distributions may later be determined to be from taxable net investment income, short-term gains, long-term gains (to the extent permitted by law), and return of capital. Investors should understand that a return of capital is not a distribution from income or gains of a Fund.

(2)On a tax basis, the estimated components of the current distribution and cumulative distribution would include an estimated return of capital of $0.1072 (67%) and $0.2144 (67%), respectively. These amounts are estimates and the actual amounts and sources for tax reporting purposes may change upon final determination of tax characteristics and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

(3)The Fund's current fiscal year began on November 1, 2020 and will end on October 31, 2021.

If you have questions or need additional information, please contact your financial professional or call the John Hancock Investment Management Closed-End Fund Information Line at 1-800-843- 0090, Monday through Friday between 8:00 a.m. and 7:00 p.m., Eastern Time.